Exhibit (j)(i)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the reference to us in this Post-Effective Amendment No. 8 to the Registration Statement on Form N-1A of Highland Funds I, with respect to Highland Healthcare Fund (the “Fund”), investment series of Highland Funds I, under the heading “Independent Registered Public Accounting Firm” in the Fund’s Statement of Additional Information.
/s/ PricewaterhouseCoopers LLP
Dallas, Texas
March 12, 2008